Exhibit 10.1

DISTRIBUTION AGREEMENT

This Distribution Agreement, effective as of November 2, 2026 (this “Agreement”), is made by and between Navient LLC, a Delaware limited liability company (“Transferor”) and Navient Holdings, Inc., a Delaware corporation (“Transferee”).

WHEREAS, Transferor is the owner of 100% of the issued and outstanding capital stock of E Parent, Inc., a Delaware corporation (the “Distributed Shares”);

WHEREAS, the parties hereto desire that Transferor shall distribute, transfer, assign and deliver to Transferee all of its right, title and interest in the Distributed Shares (the “Distribution”) and Transferee shall accept, assume and receive from Transferor the Distributed Shares; and

WHEREAS, the parties hereto desire to enter into this Agreement to effect the Distribution on the terms set forth below as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Distribution. Transferor hereby distributes, transfers, assigns and delivers all of its right, title and interest in the Distributed Shares to the Transferee. Transferee hereby accepts, assumes and receives the Distribution of the Distributed Shares. In connection with the Distribution, Transferor shall deliver to Transferee an executed stock power and written instruction, in customary form, authorizing and directing the update of the stock ledger of E Parent, Inc. to reflect Transferee as the record holder of the Distributed Shares, and shall cause such stock ledger to be updated accordingly.

2. Representations and Warranties.

(a) Each of the parties hereto hereby represents and warrants as of the date of this Agreement that the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both (a) violate any provision of law, statute, rule, regulation or executive order to which such party is subject, (b) violate any judgment, order, writ or decree of any court applicable to such party or (c) result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, any material commitment, contract or other agreement or instrument, to which such party is or may be bound or affected.

(b) Transferor represents and warrants to Transferee as of the date of this Agreement that, after giving effect to the Distribution: (a) the fair value of the assets of Transferor exceeds the amount of its liabilities, excluding liabilities to members on account of their limited liability company interests, as contemplated by Section 18-607(a) of the Delaware Limited Liability Company Act (the “DLLCA”); (b) Transferor can pay its debts as they become due; (c) Transferor will not have unreasonably small capital; and (d) the Distribution is permitted by Section 18-607 of the DLLCA and the limited liability company agreement of Transferor and does not breach or result in a default under any indenture or other material agreement to which Transferor is a party or by which it is bound.

3. Cooperation. Each of the parties hereto, without further consideration, shall execute and deliver other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

4. Intended Tax Treatment. The parties hereto intend that for U.S. federal and applicable state and local income tax purposes the Distribution shall be treated as a transaction that is disregarded. The parties hereto agree to report and file all tax returns in a manner consistent with the intended tax treatment described in this Section, except as otherwise required by applicable law.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and assigns, any rights or benefits under or by reason of this Agreement.

6. Entire Agreement. It is expressly understood and agreed that this Agreement contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral. It is expressly understood and agreed that there have been no promises, agreements, warranties or inducements, not herein expressed. The parties hereto acknowledge that they have read this Agreement and have executed it without relying upon any statements, representations, or warranties, written, or oral, not expressly set forth herein.

7. Waiver, Modification and Amendment. No provision herein may be waived unless in writing signed by the party whose rights are thereby waived. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by written agreement executed by all the parties hereto.

8. Governing Law. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of Delaware.

9. Severability. In the event that one or more of the provisions or portions thereof of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each of the remaining provisions or portion thereof shall remain, continue to be valid and effective and be enforceable to the fullest extent permitted by law.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all when taken together shall constitute the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

TRANSFEROR:

NAVIENT LLC

By:	/s/ EDWARD BRAMSON
Name: Edward Bramson
Its: President and Chief Executive Officer

TRANSFEREE:

NAVIENT HOLDINGS, INC.

By:	/s/ EDWARD BRAMSON
Name: Edward Bramson
Its: President and Chief Executive Officer

[Signature Page to Distribution Agreement]